Exhibit 99.1

Odysight.ai Inc. Announces Appointment of

Nir Nimrodi to its Board of Directors

OMER, Israel, August 17, 2023 – Odysight.ai Inc. (OTCQB: SCTC), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, today announced that Mr. Nir Nimrodi has been appointed to its board of directors.

“We are pleased to welcome Mr. Nimrodi to the Odysight.ai board of directors.” Said Professor Benad Goldwasser, Chairman of the Board of Odysight.ai “We believe his global leadership experience in the biotech and life science industries will support our long-term growth strategy. With the addition of Mr. Nimrodi to our board of directors, Odysight.ai reinforces its commitment to driving sustainable growth and global industry leadership.”

Mr. Nimrodi is currently the Chairman and Chief Executive Officer of Accellix Inc., a growth stage company focused on enabling cell and gene therapy companies to meet their key product QC requirements by providing fast and actionable multi-parametric results. Mr. Nimrodi brings more than 25 years of global leadership experience. Prior to Accellix, Mr. Nimrodi served as Chief Business Officer at Intrexon (currently Precigen, Inc.), and was Vice President and General Manager at Life Technologies (now part of Thermo Fisher), where he took part in the company’s rapid growth from $1.2 to $3.8 billion in revenues during that time. Mr. Nimrodi studied at Tel-Aviv University and holds an MBA, focusing on Finance and Economics.

“Odysight.ai has assembled a highly experienced management team who, I believe, will successfully deploy the company’s first of its kind PdM and CBM visualization and AI platform, which is relevant across various verticals and for several markets”, said Mr. Nimrodi. “I am looking forward to supporting the company in its anticipated rapid growth”.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight’s.ai unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight’s.ai platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the material and positive effect Mr. Nimrodi’s appointment will have on our business and operations; the Company’s ability to effectively maximize Mr. Nimrodi’s skills and contributions; and Mr Nimrodi’s ability to help the Company secure opportunities as described in this press release. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

Company Contact:

Tanya Yosef, CFO

tanya.yosef@odysight.ai

Tel: +972 (73) 370 469